Exhibit 99

Contact:	Claudia San Pedro
Vice President of Investor
Relations, Communications and
Treasurer
(405) 225-4846

SONIC ANNOUNCES PROPOSED PARTIAL REFINANCING

OKLAHOMA CITY (June 24, 2013) – Sonic Corp. (NASDAQ: SONC), the nation’s largest chain of drive-in restaurants, today announced that certain of its subsidiaries intend to refinance a portion of the 2011-1 Senior Secured Fixed Rate Notes (“2011 Notes”) issued under their securitization debt facility. In that regard, Sonic’s subsidiaries have entered into a commitment letter, dated June 21, 2013, pursuant to which a purchaser has agreed, subject to the conditions contained in the letter, to purchase at par approximately $155 million of 2013-1 Senior Secured Fixed Rate Notes (“2013 Notes”) to be issued under the securitization debt facility. As specified in the commitment letter, the 2013 Notes will have a fixed interest rate of 3.75%, an anticipated contract monthly weighted average life of seven years and a final legal maturity date in 2043. It is anticipated that, subject to market and other conditions, the issuance of the 2013 Notes will close in July of 2013; however, the commitment letter will not expire until August 20, 2013.

The net proceeds from the sale of the 2013 Notes will be used to prepay $155 million of the 2011 Notes at par. The 2013 Notes will be issued pursuant to the securitized financing facility which Sonic’s subsidiaries have had in place since May 2011. The 2011 Notes have a fixed interest rate of 5.4% with approximately $450 million outstanding, prior to the prepayment.

It is anticipated that the purchaser will offer and sell the 2013 Notes in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended. The 2013 Notes will not be registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the 2013 Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.

About Sonic

SONIC®, America’s Drive-In®, is the nation’s largest chain of drive-in restaurants with more than 3,500 drive-ins serving approximately three million customers every day. Over the past 60 years, SONIC has delighted guests with signature menu items, more than one million drink combinations, friendly service by iconic Carhops and ongoing support of education through its award-winning Limeades for Learning® program. SONIC received top honors as America’s “#1 burger quick service restaurant” in the 2013 Temkin Experience Ratings report. For more information about Sonic Corp. (NASDAQ/NM: SONC) and its subsidiaries, please visit www.sonicdrivein.com. Customers can also connect with SONIC at facebook.com/sonicdrivein or on Twitter @sonicdrive_in.

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from those expressed in, or underlying, these forward-looking statements are detailed in the company’s annual and quarterly report filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

SONC-G

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